EXHIBIT 11

      THE INTERPUBLIC GROUP OF COMPANIES, INC. AND ITS SUBSIDIARIES
                   COMPUTATION OF EARNINGS PER SHARE
              (Dollars in Thousands Except Per Share Data)

                                             Three Months Ended March 31
                                             ---------------------------
Basic                                           1999             1998
                                                ----             ----
Net income                                   $     44,785    $     37,739

Weighted average number of common shares
  Outstanding                                 136,266,930     135,187,048

Earnings per common and
  common equivalent share                    $        .33    $        .28
                                             ============    ============


                                              Three Months Ended March 31
                                             ----------------------------
Diluted (1)                                     1999             1998
                                             ------------    ------------

Net income                                   $     44,785    $     37,739
Add:
Dividends paid net of related income tax
  applicable to restricted stock                      143             123
                                             ------------    ------------
Net income, as adjusted                      $     44,928    $     37,862
                                             ============    ============
Weighted average number of common shares
  Outstanding                                 136,266,930     135,187,048
Weighted average number of incremental shares
  in connection with restricted stock
  and assumed exercise of stock options         5,407,842       5,051,940
                                             ------------    ------------
        Total                                 141,674,772     140,238,988
                                             ============    ============
Earnings per common and common equivalent
  share                                      $        .32    $        .27
                                             ============    ============

(1) The computation of diluted EPS for 1999 and 1998 excludes the assumed conversion of the 1.80% Convertible Subordinated Notes because they were anti-dilutive.